SECTION 6 INDEMNIFICATION

Licensor agrees to indemnify, hold harmless, and defend Licensee (and its directors, officers, employees, and agents) against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from, or arising out of, any claim which alleges that the Licensed Patent Rights and Licensed Technical Information or the use or distribution thereof infringes upon, misappropriates or violates any United States patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement.

Licensee agrees to indemnify, hold harmless, and defend Licensee (and its directors, officers, employees, and agents) against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from, or arising out of, any claim resulting from Licensee's failure to perform its obligations under this Agreement.

SECTION 7 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with California law without application of conflict of law rules. The parties agree that any dispute, controversy or claim arising under or in connection with this Agreement or the relationship between the parties shall be decided exclusively by and in the state or federal courts sitting in the state of California, County of Los Angeles. The parties agree to submit to the jurisdiction of such courts. The parties also hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for legal fees and court costs from that non-prevailing party

SECTION 8 SEVERABILITY

In the event that any provision of this Agreement, or the application thereof, is for any reason, or to any extent, found to be invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and shall be interpreted so as best to reasonably effect the intent of the Parties hereto.

SECTION 10 MISCELLANEOUS

Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior oral understandings, agreements or representations by or among the parties with respect to the subject matter hereof. This Agreement may only be amended by a writing executed by the parties. Section and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the interpretation or construction thereof.

Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. A facsimile signature will constitute an original and binding signature. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

Mario Rizzo, an individual

[signature]

Mario Rizzo, Owner (Licensor) — **Date 3/16/2006**

[signature] — MARCH 18, 2006

IVT Software, Inc. And Martin Schwartz (Licensee) — **Date**

Mario Rizzo & IVT Software, Inc. And Martin Schwartz Licensing Agreement

THIS LICENSING AGREEMENT is made and entered into as of this 16th day of March, 2006 (the effective date) by and between IVT Software, Inc. and Martin Schwartz, of 1510 51 St. Brooklyn, NY 11219 United States (herein "Licensee"), and Software between Mario Rizzo, of 1765 Garnet Av # 84, San Diego, California 92109 (collectively herein, "Licensor").

RECITALS

WHEREAS, Licensee is in the business of, among other things, direct marketing products and services to the consumer market.

WHEREAS, Licensor is in the business of, among other things, developing and supporting software based tutorial program known as "I Know Nuthing".

WHEREAS, Licensor and Licensee for sufficient consideration and for mutual promises recognized and agreed upon herein, desire to enter into an agreement to provide Licensee with an unrestricted non-exclusive license to utilize, distribute, sell, replicate, assign and transfer ownership of the eleven (11) disc software series "I Know Nuthing" and a copied version of the corresponding support website (collectively herein, "intellectual property").

SECTION 1 – ROYALTY FREE & NON-EXCLUSIVE LICENSE GRANT

Licensor grants licensee an non-exclusive license to the intellectual property. This intellectual property includes any master files, source codes, text, support documentation and materials and all other documents and code as it relates to the intellectual property.

Licensor understands that other than the compensation provided for within this Agreement he will not be entitled to any royalty fees, future profits or additional compensation of any kind generated from Licensee's use. The duration of this license will be self renewing and never expire. Licensor understands it is Licensee's intent to rebrand the series and sale it for profit. Licensee may sell multiple versions and copies of the intellectual property without restrictions. This license will provide licensee with the full benefits associated with non-exclusive ownership. Assuming that licensor does not infringe on any trademark or patent rights of Licensee, nothing will prevent Licensor from continuing to profit or market the product, "I Know Nuthing" through his own efforts.

SECTION 2 PAYMENT TERMS

In exchange for the intellectual property, Licensee shall pay Licensor a one time fee of $1, 500 dollars.

SECTION 3 MUTUAL RELEASES

Both parties agree to release each other from any outstanding debts, claims and known liabilities. Both parties do this in reliance of the accurate representations of the claims herein with regards to rights and ownership.

SECTION 4 REPESENTATION OF OWNERSHIP & WARRANTIES

Licensor represents that he is currently the exclusive owner of the intellectual property. There are no other interested parties that may lay claim or prevent the successful granting of the license discussed herein. Licensor has the ability and all rights to comply with the terms herein and may freely transfer the ownership interest to Licensee. Licensee warrants he currently has exclusive unrestricted ownership of the intellectual property and will be liable for all damages that may result in the event of a competing claim to ownership.

SECTION 5 FURTHER ASSURANCES

Licensor shall cooperate as Licensee requests from time to time in providing information, providing truthful testimony in litigation, assisting in audits and investigations, recalling past actions taken, and executing further instruments and documents to further confirm the transactions provided for in this Agreement. Concurrently with executing this Agreement, Licensor shall transfer the intellectual property success to Licensee.